Exhibit 10.3

CONSENT AND MODIFICATION NO. 1 TO LOAN AND SECURITY AGREEMENT

This Consent and Modification No. 1 to Loan and Security Agreement (“Modification”) is entered into as of June 28, 2011, by and between Partners for Growth II, L.P., a Delaware limited partnership with its principal place of business at 150 Pacific Avenue, San Francisco, California 94111 (“PFG”) and each of Sonic Foundry, Inc. and Sonic Foundry Media Systems, Inc., each a Maryland corporation with its principal place of business at 222 W. Washington Avenue, Madison, WI 53703 (individually and collectively, jointly and severally, “Borrower”).

WHEREAS, Borrower and PFG entered into that certain Revolving Loan and Security Agreement (under which there was no borrowing) and that certain Loan and Security Agreement (for a term loan) (the “Loan Agreement”), together with certain other Security Documents (as defined below);

WHEREAS, Borrower has requested PFG’s consent to Borrower incurring additional Indebtedness in the principal amount of $2,000,000 to the Senior Lender in an amount which, when aggregated with outstanding Indebtedness to the Senior Lender, would exceed the Senior Debt Limit;

WHEREAS, PFG is willing to give its consent subject to the terms and conditions set forth in this Modification;

NOW THEREFORE, the parties hereby agree as follows:

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other Obligations and indebtedness which may be owing by Borrower to PFG, Borrower is indebted to PFG pursuant to, among other documents, the Loan Agreement. As of June 25, 2011, Borrower is unable to borrow under the Revolving Loan and Security Agreement, there is a principal balance of $1,145,833,34 outstanding under the Term Loan Agreement, and accrued interest as of such date (not yet due) of $8,601.71. Defined terms used but not otherwise defined herein shall have the same meanings set forth in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral, as described in the Loan Agreement and in certain Intellectual Property Security Agreements of even date therewith. The above-described security documents, including the Cross-Corporate Continuing Guaranty of even date therewith, together with all other documents securing repayment of the Indebtedness, shall be referred to herein as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness are referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGES IN TERMS.

(a) Section 8(a)(2) of the Schedule to each of the Loan Agreement is amended to read in its entirety as follows:

“(2)	Senior Debt Limit. Borrower shall not permit the Indebtedness of Borrower to the Senior Lender at any time to exceed any of: (i) $3,000,000 under its existing revolving line of credit, (ii) $304,000 under its existing term loan, or (iii) $2,000,000 in the new term debt referred to in the Recitals hereto, including but not limited to, monies borrowed by Borrower, interest on loans due from Borrower, fees and expenses for which Borrower is obligated, sums due from Borrower in connection with issuance of commercial letters of credit, issuance of forward contracts for foreign exchange reserve, and any other direct or indirect financial accommodation Senior Lender may provide to Borrower, provided that monetary obligations owed to the Senior Lender but not yet due under the terms of the Senior Debt Documents, such as non-overdue interest, may be excluded from the calculation of such Indebtedness (the “Senior Debt Limit”).”

(b) Section 5 of the Schedule to each of the Loan Agreement is superseded in its entirety and replaced with the following:

“ 5. Financial Covenants

(Section 5.1):	Borrower shall comply with the following covenants:

Adjusted Quick Ratio:	Measured as of the end of each calendar month, based on Borrower’s monthly financial statements provided in accordance with Section 6(b), Borrower shall maintain an Adjusted Quick Ratio greater than or equal to 1.75:1.00.

Definitions:	For purposes of the foregoing financial covenant, the following definitions shall apply:

“Adjusted Quick Ratio” is a ratio of (a) Quick Assets to (b) Current Liabilities, less Deferred Revenues.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued maturing no more than one (1) year after issue.

“Current Liabilities” are Borrower’s Total Liabilities that mature within one (1) year, excluding the amount of such monetary Obligations owing to PFG.

“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

“Quick Assets” is, on any date, Borrower’s unrestricted cash and Cash Equivalents, plus Borrower’s net billed Accounts, but excluding the amount of all Loans advanced to Borrower by PFG.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet.

Total Term Debt:	Borrower shall not at any time have outstanding term Indebtedness owing to PFG and the Senior Lender in the aggregate in excess of $1,900,000.”

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. CONSENT. Borrower shall pay to PFG all of PFG’s out-of-pocket costs and expenses in connection with this Modification.

6. BORROWERS’ REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants that:

(a) immediately upon giving effect to this Modification (i) the representations and warranties contained in the Existing Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) each Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Existing Loan Documents, as amended by this Modification;

(c) the certificate of incorporation, bylaws and other organizational documents of each Borrower delivered to PFG remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by each Borrower of this Modification and the performance by each Borrower of its obligations under the Existing Loan Documents, as amended by this Modification, have been duly authorized by all necessary corporate action on the part of each Borrower;

(e) this Modification has been duly executed and delivered by the each Borrower and is the binding obligation of each Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights;

(f) as of the date hereof, it has no defenses against its obligation to repay the Indebtedness and it has no claims of any kind against PFG. Each Borrower acknowledges that PFG has acted in good faith and has conducted in a commercially reasonable manner its relationship with such Borrower in connection with this Modification and in connection with the Existing Loan Documents;

(g) the Security Documents relating to Intellectual Property disclose an accurate, complete and current listing of all Collateral that consists of Intellectual Property or Borrower has included revised and updated Intellectual Property schedules as part of an update to the Representations required in Section 8 of this Modification; and

(h) Each Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Representations dated as of March 5, 2010, and acknowledges, confirms and agrees the disclosures and information Borrower provided to PFG have not materially changed as of the date hereof, or if there has been any material change, Borrower shall have provided the update to the Representations required in Section 8 hereof.

Each Borrower understands and acknowledges that PFG is entering into this Modification in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, PFG is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect. PFG’s agreement to modifications to the existing Indebtedness in no way shall obligate PFG to make any future consents, waivers or modifications to the Indebtedness. Nothing in this Modification shall constitute a satisfaction of the Indebtedness or a waiver of any default under the Existing Loan Documents. It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Modification is conditioned upon each of:

(a) Execution and Delivery. Borrower shall have duly executed and delivered to PFG on or before June 30 2011, a counterpart of this Modification.

(b) Payment of PFG Expenses. Borrower shall have paid upon demand all PFG expenses (including all reasonable attorneys’ fees and expenses) incurred in connection with this Modification.

(c) Updates to Borrower Information. If required to render the Representations true, correct, accurate and complete as of the date hereof in all material respects, Borrower shall have delivered to PFG true and current information and versions of such documents.

(d) Amendment to Subordination Agreement. PFG and the Senior Lender shall have entered into an amendment to the Subordination Agreement in effect with respect to Borrower.

(e) No Default under Senior Debt Documents. There shall be no default under the Senior Debt Documents that has not been cured or waived.

(f) Representations and Warranties. The representations and warranties set forth in Section 6 hereof shall be true, correct, accurate and complete in all material respects.

(g) Senior Loan Documents. Borrower shall have provided PFG and true and correct copy of the Senior Loan Documents, as amended to date, including the agreement and/or amendment of the Senior Loan Documents that gives rise to Borrower’s need for PFG consent under this Modification.

9. FURTHER ASSURANCES. Borrower agrees to execute such further documents and instruments and to take such further actions as PFG may request in its good faith business judgment to carry out the purposes and intent of this Modification.

10. INTEGRATION; CONSTRUCTION. This Modification and any documents executed in connection herewith or pursuant hereto and the Existing Loan Documents contain the entire agreement between the parties with respect to the subject matter hereof. This Modification amends and supersedes only those provisions of the Loan Agreement addressed in Section 3 hereof and appropriate under Section 4. As to the matters addressed in this Modification, this Modification supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Modification. All financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The quotation marks around modified clauses set forth herein and any differing font styles in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Modification. This Modification is subject to the General Provisions of Section 8 of the Loan Agreement.

11. GOVERNING LAW; VENUE. THIS MODIFICATION SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Each Borrower and PFG submit to the exclusive jurisdiction of the State and Federal courts in San Francisco County, California, in connection with any proceeding or dispute arising in connection herewith.

This Modification is executed as of the date first written above.

[Signature Page Follows]

Borrower: SONIC FOUNDRY, INC.		PFG: PARTNERS FOR GROWTH II, L.P.

By	/s/ Gary Weis	By	/s/ Andrew Kahn
	President or Vice President	Name:	Andrew Kahn
By	/s/ Kenneth Minor	Title:	Manager, Partners for Growth II, LLC Its General Partner
Secretary or Ass’t Secretary

Borrower: SONIC FOUNDRY MEDIA SYSTEMS, INC.

By	/s/ Rimas Buinevicius
President or Vice President

By	/s/ Kenneth Minor
Secretary or Ass’t Secretary